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                  EXHIBIT 3.5 - FORM OF SECOND RESTATED BYLAWS

                             SECOND RESTATED BYLAWS

                                       OF

                             SALESLOGIX CORPORATION
                            (A DELAWARE CORPORATION)

                                    ARTICLE I

                                NAME AND OFFICES

      SECTION 1. Name. The name of this corporation shall be SALESLOGIX CORPORATION, a Delaware corporation.

      SECTION 2. Registered Office. The registered office shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

      SECTION 3. Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate as the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

      SECTION 1. Annual Meetings. The Annual Meeting of Stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.


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      If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be possible. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

      SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the Corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors, or of the chairman of the board or the president, or of at least twenty-five percent (25%) of the issued and outstanding common stock of the Corporation.


      SECTION 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be given by the Chairman of the Board or by the President or Vice President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other means of communication not less than ten days nor more than sixty days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice is effective when deposited in the official government mail, first-class postage prepaid, properly addressed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in


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person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given.

      SECTION 4. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation, or as provided below, the presence, in person or by proxy, of the holders of record of shares of the capital stock of the Corporation possessing a majority of the aggregate number of votes to which all outstanding shares of the capital stock of the Corporation are entitled, shall constitute a quorum at all meetings of stockholders. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum at any meeting or any adjournment thereof, the holders of shares possessing a majority of the aggregate number of votes present and entitled to be cast at such meeting or adjournment thereof may adjourn such meeting or adjournment from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 5. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if they are not present, by a Vice President. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, stockholders entitled to cast a majority of the votes present and entitled to be cast at the meeting shall choose any person present to act as secretary of the meeting.


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      SECTION 6. Voting. Except as otherwise provided in the Bylaws, the
Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation. Any vote of stock of the Corporation may be given by the stockholder entitled to vote in person or by a proxy authorized (1) by a writing executed by such stockholder (or his duly authorized agent) or (2) in such other manner as is permitted by the General Corporation Law of the State of Delaware, and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these Bylaws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the affirmative vote of stockholders entitled to cast a majority of the number of votes present and entitled to be cast thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and, unless otherwise provided in the Certificate of Incorporation or Certificate of Designation relating to a series of Preferred Stock, a plurality of the votes cast thereat shall elect.

      SECTION 7. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared at least ten days prior to such election by the Secretary, or other officer of the Corporation having charge of said stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said


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meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      SECTION 8. Business for Shareholders' Meetings.

            (a) Business at Annual Meetings. In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's principal executive offices, and received by the Secretary not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting; provided that with respect to the corporation's annual meeting of the shareholders in the year 2000, notice by the shareholder to the corporation must be so delivered on or before January 2, 2000. Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the written notice proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this
Section 8. If the facts warrant, the


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Board, or the chairman of an annual meeting of shareholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this Section 8 and, if, in either case, it is so determined, any such business shall not be transacted. In addition to the procedures set forth in this Section 8, shareholders desiring to include a proposal in the corporation's proxy statement must also comply with the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

            (b) Business at Special Meetings. At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2 of this Article, shall come before such meeting.

      SECTION 9. Record Date for Stockholder Notice; Voting; Giving Consents. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to Corp-rate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      If the board of directors does not so fix a record date:


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            (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

            (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE III

                                    DIRECTORS

      SECTION 1. Management of Corporation. The property, affairs and business of the Corporation shall be managed by its Board of Directors.

      SECTION 2. Powers, Number, Qualification, Term, Quorum, and Vacancies. The number of directors shall be determined by the Board, but no event shall the number of directors exceed fifteen (15). Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and qualify. The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease


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their own number to the extent provided in these Bylaws. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the stockholders, they shall be elected by the stockholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders.

      A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

      In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

      SECTION 3. Meetings. An annual meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Other meetings of the Board of Directors shall be held at such place within or outside the State of Delaware, and at such times, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. Upon the call of the Chairman, the President, or the Secretary,


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or any two directors, notice of a special Board meeting stating the place, day and hour of the meeting shall be given to each director in writing or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

            (a) Personal Delivery. If notice is given by personal delivery, the notice shall be delivered to a director at least two days before the meeting.

            (b) Delivery by Mail. If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a director at his or her address shown on the records of the corporation, with postage thereon prepaid.

            (c) Delivery by Private Carrier. If notice is given by private carrier, the notice shall be dispatched to a director at his or her address shown on the records of the corporation at least three days before the meeting.

            (d) Facsimile or Electronic Mail Notice. If notice is delivered by wire or wireless equipment that transmits a facsimile or electronic (e-mail) copy of the notice, the notice shall be dispatched at least two days before the meeting to a director at his or her telephone number, e-mail address, or other number appearing on the records of the corporation.

            (e) Delivery by Telegraph. If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a director at his or her address shown on the records of the corporation at least three days before the meeting.

            (f) Oral Notice. If notice is delivered orally, by telephone, in person or by wire or wireless equipment that does not transmit a facsimile of the notice, the notice shall be communicated to the director at lest two days before the meeting.


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      SECTION 4. Committees. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

      SECTION 5. Dividends. Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

      SECTION 6. Removal of Directors. At any meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office for cause only, and his successor or their successors may be elected at such meeting, or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.


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      SECTION 7. Informal Action; Meetings by Telephone. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

      Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      SECTION 8. Compensation. The members of the Board of Directors shall not be entitled to fees, salaries, or other compensation for their services except as determined by a majority vote of the Board. The members of the Board of Directors shall be entitled to reimbursement for their reasonable expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any parent, subsidiary or affiliated Corporation, as officer or in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. Election. The Board of Directors, as soon as may be practicable after the annual meeting of stockholders held in each year, shall elect a President, a Secretary and a Treasurer. Further, upon the nomination and recommendation of the President, the Board of Directors may from time to time elect a Chairman of the Board, a Chief Financial Officer, one or


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more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and
such Assistant Secretaries, Assistant Treasurers, Controllers and other officers, agents, and employees as may be necessary or appropriate. More than one office may be held by the same person, but the offices of President and Secretary shall not both be held simultaneously by the same person. If a Chairman of the Board is to be chosen, such Chairman shall be chosen from among the directors.

      SECTION 2. Term and Removal. The term of office of all officers shall be until their respective successors are elected and qualify, and any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

      SECTION 3. The President; Chairman of the Board - Powers and Duties. The President shall be the chief executive officer of the Corporation and, as such, shall have such powers, authority and duties as ordinarily pertain to such office and shall be responsible for the general supervision and coordination of the affairs and operations of the Corporation. Further, the Chairman of the Board shall preside over all meetings of the stockholders and directors of the Corporation, except to the extent the Board of Directors determines otherwise. The President's primary responsibilities shall be to supervise the affairs and operations of the Corporation and to conduct the affairs of the Corporation to achieve such objectives as may be established from time to time by the Board of Directors and to ensure that the activities of the various subsidiaries, divisions and other operating units of the Corporation are properly coordinated. He shall have final authority over the affairs, operations and budgets of such subsidiaries, divisions and other operating units, and shall keep the Board of Directors advised. He shall sign or countersign certificates, contracts, and other instruments of the Corporation as authorized by the Board of


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Directors, and shall perform all of the duties and enjoy all the powers which are delegated to him by the Board of Directors, except in all instances as he may delegate such authority and such duties to other officers of the Corporation. In the event the Board of Directors elects a Chairman of the Board of Directors who is not also the President, he shall have all the powers of the President in the President's absence or inability to act and such other powers as the Board of Directors shall designate.

      SECTION 4. Vice Presidents - Powers and Duties. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the President or by the Board of Directors upon recommendation of the President. One or more Executive Vice Presidents and/or Senior Vice Presidents may be appointed.

      SECTION 5. Secretary - Powers and Duties. The Secretary shall issue notices for all meetings except that notice for special meetings of directors called at the request of four directors may be issued by such directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate minute books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

      SECTION 6. Assistant Secretaries - Powers and Duties. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

      SECTION 7. Treasurer - Powers and Duties. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and


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shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or that are properly required of him by the Board of Directors.

      SECTION 8. Assistant Treasurers - Powers and Duties. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

      SECTION 9. Chief Financial Officer - Powers and Duties. The Chief Financial Officer shall keep full and accurate accounting records for the Corporation, and shall render to the Board of Directors from time to time, as may be required of him, reports of operations and financial condition of the Corporation. He shall perform all duties incident to his office or that are required of him from time to time by the Board of Directors.

      SECTION 10. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act (or in the event the President so designates), such officer as may be designated by the Board of Directors to act in the absence thereof (or as may be designated by the President), shall have full power and authority on behalf of the Corporation to attend and to act and to vote (whether in person or by proxy) at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise (whether in person or by proxy) any and all rights and powers incident to the ownership of such securities, which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


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      SECTION 11. Divisional Officers. The Board of Directors may from time to time establish and abolish one or more operating divisions of the Corporation. The Board of Directors may assign one of the Vice Presidents of the Corporation to any such division who shall, subject to the direction of the Board of Directors and the President, supervise and control the business of such division and all officers, agents, and employees of the Corporation whose principal duties are in connection with the business of such division. The Vice President so assigned to any such division may be appointed as the President of such division in connection with the operation of its business. The Board of Directors may also appoint one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Treasurers or Secretaries of any such division, who shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined by the Board or by the President of such division. Persons so appointed by the Board of Directors as Vice President, Treasurer, Secretary, Assistant Treasurer, or Assistant Secretary of a division need not also be officers of the Corporation.

                                   ARTICLE V

                              CERTIFICATES OF STOCK

      SECTION 1. Form and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

      Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article provided, and on


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surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

      The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If such certificate is countersigned (1) by a transfer agent or transfer clerk other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, transfer clerk or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, transfer clerk or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, transfer clerk or registrar at the date of its issue.

     SECTION 2. Lost, Stolen, Destroyed, or Mutilated Certificate. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate),


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upon such terms and secured by such surety as the Board of Directors may in its discretion require.

      SECTION 3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                      MAINTENANCE AND INSPECTION OF RECORDS

      The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stock-holder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.


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                                  ARTICLE VII

                                   FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.

                                  ARTICLE VIII

                                 CORPORATE SEAL

      The Board may provide for a corporate seal of the Corporation that shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."

                                   ARTICLE IX

                                   AMENDMENTS

      The Bylaws of the Corporation shall be subject to alteration, amendment, or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the stockholders entitled to cast a majority of the number of votes present and entitled to be cast at any annual or special meeting of the stockholders, a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal such Bylaws be included in the notice of such meeting of the Board or the stockholders, as the case may be. Bylaws made, altered, or amended by the Board may be altered, amended or repealed by the affirmative vote of stockholders entitled to cast a majority of the number of votes present and entitled to be cast at any annual or special meeting thereof.


Restated as of ________, 1999


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